IOMEGA CORPORATION

SECOND AMENDED AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

Non-Statutory Stock Option Agreement

1. Grant of Option. Iomega Corporation, a Delaware corporation (the “Company”), hereby grants to                             , (the “Optionee”) an option on                              (the “Grant Date”) pursuant to the Company’s Second Amended and Restated 1995 Director Stock Option Plan (the “Plan”), to purchase an aggregate of                      shares of Common Stock (“Common Stock”) of the Company at a price of $             per share, purchasable as set forth in, and subject to the terms and conditions of, this Non-Statutory Stock Option Agreement (the “Agreement”) and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).

2. Non-Statutory Stock Option. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

(a) Vesting of Option.

(i) Scheduled Vesting. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the grant (hereinafter the “Expiration Date”), in installments as to not more than the number of shares and during the respective installment periods set forth in the table below:

Exercise Period	Shares Exercisable on a Cumulative Basis
On or after the first anniversary of the grant
On or after the second anniversary of the grant:
On or after the third anniversary of the grant:
On or after the fourth anniversary of the grant:
On or after the fifth anniversary of the grant:

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercise period, it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

(ii) Vesting Upon Death or Disability. If a director’s service is terminated by reason of death or disability, all then unvested options shall automatically vest and become immediately exercisable in full.

(iii) Vesting Upon a Change of Control. In the event of a Change of Control, one-half of the shares subject to this Agreement which are not, by their terms, then exercisable, shall become immediately exercisable. All shares subject to this Agreement which are not exercised at or prior to the occurrence of the Change of Control shall terminate immediately upon consummation of the Change of Control. A Change of Control will occur if and when any of the following events occurs or the Company enters into an agreement with respect to any of such events: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company, in substantially the same proportion as their ownership of stock of the Company.

(b) Exercise Procedure; Payment of Purchase Price. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Treasurer of the Company specifying the number of shares to be purchased and the purchase price to be paid therefore accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company’s Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, (iii) any combination of (i) and (ii), or (iv) an irrevocable undertaking, in a form satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in a form satisfactory to the Company, by the option holder to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase fewer than the total number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(c) Continuous Service as a Director of the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Optionee, at the time of exercise of this option, is, and has been at all times since the date of grant of this option, a director of the Company.

(d) Termination of Relationship With the Company. If the Optionee ceases to be a director of the Company for any reason, then the right to exercise this option shall terminate 90 days after such cessation (but in no event on or after the Expiration Date), provided that this option shall be exercisable only to the extent that the Optionee was entitled to exercise this option on the date of such cessation.

(e) Exercise Period Upon Death, Disability or Normal Retirement. If the Optionee ceases to be a director by reason of (i) death, (ii) disability (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) or (iii) the director’s resignation or decision not to stand for re-election at age 55 or older following five years or more of service as a director, the period during which then vested, exercisable options may be exercised shall be two years rather than 90 days (but in no event after the Expiration Date). In such case, this option may be exercised by the Optionee or by the person to whom this option is transferred by will, by the laws of descent and distribution, or by written notice filed pursuant to Section 3(f) of this Agreement; provided that this option shall be exercisable only to the extent that this option was exercisable by the Optionee on the date of his or her death, disability, resignation or expiration of term following a decision not to stand for re-election. Except as otherwise indicated by the context, the term “Optionee”, as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

(f) Designation of Beneficiary. The Optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of the director’s death, shall acquire the right to exercise all or a portion of this option in accordance with the provisions of Section 3(e) of this Agreement. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of this Agreement.

4. Delivery of Shares; Compliance With Securities Law, Etc.

(a) General. The Company shall, upon payment of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualifications, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction or any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification or disclosure or satisfy such other condition.

5. Transferability. Except as otherwise provided in this Agreement, this option is personal and no rights or benefits granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise, other than by will, or by the laws of descent and distribution) nor shall any such rights be subject to execution, attachment or similar process; provided, however, that any option may be transferred by an Optionee to any member of his/her immediately family (spouse, children, parents, grandchildren, grandparents and siblings) to a trust for any such family member or as a charitable gift to any charitable organization, person or entity. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6. Limitation of Rights.

(a) No Right to Continue as a Director. Neither this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee for any period of time or at any particular rate of compensation.

(b) No Stockholders’ Rights for Options. The Optionee shall have no rights as a stockholder with respect to the shares covered by this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of the issuance to him or her of a stock certificate thereof. No adjustment shall be made for dividends or other rights (except as provided in Section 7 of this Agreement) for which the record date is prior to the date such stock certificate is issued.

7. Changes in Common Stock. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution or transaction with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the number and kind of shares or other securities subject to this Agreement and (ii) the price for each share subject to this Agreement, without changing the aggregate purchase price as to which this option remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

8. Withholding Taxes. The Company’s obligation to deliver shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

9. Miscellaneous.

(a) Amendment. Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) Notice. Any notice to the Company required under this option shall be addressed to the Treasurer of the Company and shall become effective when received. All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) Governing Law. This option shall be governed by and construed in accordance with the laws of the State of Delaware.

IOMEGA CORPORATION

Dated:	By:

Name:

Title:

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s Second Amended and Restated 1995 Director Stock Option Plan.

DATED:	OPTIONEE

(Signature)
(Name)

ADDRESS: